Exhibit 4.6

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JULY 2, 2021; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF GAGE GROWTH CORP. (THE "CORPORATION"), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C)(I) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, SHALL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE THE APPLICABLE EXPIRY TIME (AS HEREINAFTER DEFINED).

Number of Warrants: See Section 1(hh) Issue Date: __________ (the "Issue Date") Certificate No: 06-2021-___ Expiry Date: See Section 1(n)

WARRANT CERTIFICATE

GAGE GROWTH CORP.

For value received, _______________ (the "Holder") is the registered holder of that number of warrants (the "Warrants") of Gage Growth Corp. (the "Corporation") as set forth herein.

1.
Glossary. Unless otherwise defined herein, the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

(a)
"1933 Act" has the meaning ascribed thereto in Section 13;

(b)
"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

(c)
"Affiliates" shall have the meaning ascribed to such term in Rule 405 of the 1934 Act;

(d)
"Black Scholes Warrant Value" as of any date of determination, shall mean the value of the Warrants to be issued as of such applicable Vesting Date, as determined in good faith by the Board of Directors of the Corporation, by customary investment banking practices using the Black-Scholes model. For purposes of calculating such amount, (i) the term of the Warrants shall be the period from the applicable Vesting Date of

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determination until the Expiry Date with respect to such Warrant; (ii) the price of each Share shall be the Current Market Price as of the applicable Vesting Date; (iii) the assumed volatility will be the greater of 99% and, if available, the 100-day volatility obtained from the HVT function on Bloomberg (using a 365 day annualization factor) as of the date of determination; and (iv) the assumed risk-free rate will equal the yield on the

U.S. Treasury security with a maturity closest to the applicable Expiry Date;

(e)
"Business Day" means any day of the year other than a Saturday or Sunday or a day that is a statutory or civic holiday or day on which banking institutions are closed in the City of Toronto, Ontario;

(f)
"Canadian Dollars" means lawful money of Canada;

(g)
"Capital Reorganization" has the meaning ascribed thereto in Section 9(d);

(h)
"Corporation" has the meaning ascribed thereto on the face page of this Warrant certificate;

(i)
"Current Market Price" means, at any date, the VWAP for the 10 consecutive Trading Days immediately prior to the date on which the Current Market Price must be determined; provided that if the Shares are not then listed on any Exchange or over-the- counter market, then the Current Market Price will be determined by an independent third party valuator mutually and reasonably agreed upon by the Holder and the Corporation, acting reasonably and in good faith and who shall be a nationally recognized investment banking firm having appropriate valuation experience and who is independent of both parties, which determination shall be conclusive; and provided further that if the Shares are listed on more than one Exchange or over-the-counter market, the Current Market Price shall be calculated on the Exchange or over-the-counter market on which the volume of transactions for the Shares was the highest during such 10 consecutive Trading Days, in each case, expressed in U.S. Dollars;

(j)
"Entitlement Period" as the meaning ascribed thereto in Section 9(b);

(k)
"Equity Shares" means the Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends;

(l)
"Exchange" means Canadian Securities Exchange or any other recognized stock exchange on which the Shares are primarily listed and posted for trading;

(m)
"Exercise Price" means with respect to that portion of the Warrants vesting upon a Vesting Date, the closing market price of the Shares on the Exchange on the Trading Day immediately before such Vesting Date, respectively, as the same shall be set forth on Schedule "A" for each such portion of the Warrants, respectively, and adjusted pursuant to the terms of this Warrant certificate, in each case, expressed in U.S. Dollars, as converted from Canadian Dollars on the Trading Day immediately before such Vesting Date based on the daily exchange rate posted by the Bank of Canada;

(n)
"Expiry Date" means with respect to that portion of the Warrants vesting upon a Vesting Date, the third anniversary of such Vesting Date, respectively, provided that, solely with respect to the Restricted Warrants (as defined below), it shall mean the fourth anniversary of the First Vesting Date (though for purposes of the Black-Scholes Warrant

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Value calculation, the expected life in years for the Restricted Warrants shall be three years), in each case as the same shall be set forth on Schedule "A";

(o)
"Expiry Time" means 5:00 pm (Eastern time) on the applicable Expiry Date;

(p)
"First Vesting Date" means the Issue Date;

(q)
"Holder" has the meaning ascribed thereto on the face page of this Warrant certificate;

(r)
"Issue Date" has the meaning ascribed thereto on the face page of this Warrant certificate;

(s)
"License Agreement" means that certain Intellectual Property License Agreement, by and between __________________________________, dated as of the Issue Date.

(t)
"Per Share Cost" as the meaning ascribed thereto in Section 9(b)(ii);

(u)
"Register" has the meaning ascribed thereto in Section 5;

(v)
"Rights Period" has the meaning ascribed thereto in Section 9(b)(i);

(w)
"Rights Offering" has the meaning ascribed thereto in Section 9(b);

(x)
"Second Vesting Date" means the second anniversary of the Issue Date;

(y)
"Share" has the meaning ascribed thereto in Section (hh)(i);

(z)
"Share Reorganization" has the meaning ascribed thereto in Section 9(a); (aa) "Special Distribution" has the meaning ascribed thereto in Section 9(c); (bb) "successor corporation" has the meaning ascribed thereto in Section 11; (cc) "Third Vesting Date" means the third anniversary of the Issue Date;

(dd) "Trading Day" means a day on which the Exchange is open for trading;

(ee) "U.S. Dollars" or "US$" means the lawful money of the United States of America;

(ff) "Vesting Date" means the First Vesting Date, the Second Vesting Date and the Third Vesting Date, or any one of them;

(gg) "VWAP" means, for any period, as reported by Bloomberg Financial Markets (or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation mutually and reasonably agreed upon) the volume weighted average trading price per Share at which the Shares have traded on the Exchange for the period (calculated by dividing the aggregate trading price of all Shares sold during the period by the aggregate number of Shares sold during the period) expressed in U.S. Dollars, as converted from Canadian Dollars on the applicable date of determination based on the daily exchange rate posted by the Bank of Canada; and

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(hh) "Warrants" means the number of warrants that have vested in accordance with the following calculations, as the same shall be reflected on Schedule "A" hereto, as updated upon each Vesting Date:

(i)
upon the First Vesting Date, that number of Warrants having an aggregate Black-

Scholes Warrant Value as of such date of US$500,000; plus

(ii)
upon the First Vesting Date, that number of Warrants having an aggregate Black- Scholes Warrant Value as of such date of US$500,000 (the "Restricted Warrants"); plus

(iii)
upon the Second Vesting Date, that number of Warrants having an aggregate Black-Scholes Warrant Value as of such date of US$500,000; plus

(iv)
upon the Third Vesting Date, that number of Warrants having an aggregate Black-Scholes Warrant Value as of such date of US$500,000,

provided that, notwithstanding the foregoing, if the License Agreement is terminated pursuant to Section 10(b)(i), Section 10(b)(iv) or Section 10(c)(i)-(iii) thereof, then the number of Warrants issued under this Warrant certificate shall equal the number of Warrants vested pursuant hereto as of the date of such termination, less that number of Restricted Warrants if such termination occurs within 12 months of the Issue Date, and no additional Warrants shall be deemed to be vested or issued thereafter.

2.
Warrants. Each Warrant shall entitle the Holder to purchase one subordinate voting share in the capital of the Corporation (a "Share") as constituted on the applicable Vesting Date at the applicable Exercise Price until the applicable Expiry Time, provided that the Holder shall not be permitted to exercise the Restricted Warrants until after the first anniversary of the Issue Date.

3.
Non-Transferable. The Warrants evidenced hereby (or any portion thereof) may not be assigned or transferred by the Holder, other than to the Holder's Affiliates (subject to compliance with applicable securities law). If this Warrant is to be transferred, in whole or in part, the Holder shall surrender this Warrant certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrants being transferred by the Holder and, if less than the total number of Warrants then underlying this Warrant certificate is being transferred, a new Warrant certificate to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

4.
Warrants Exercise Procedure.

(a)
Generally. The Warrants represented by this Warrant certificate may be exercised in whole or in part at any time prior to the applicable Expiry Time by surrendering the original of this Warrant certificate at the offices of the Corporation set out in subsection 19(i) hereof together with a subscription form in the form attached as Schedule "B" hereto duly completed and executed (the "Exercise Notice"), such additional documents as may be contemplated thereby, and either (x) a certified cheque, bank draft or money order in U.S. Dollars payable to or to the order of the Corporation or

(y) by wire transfer as directed by the Corporation.

(b)
Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant, in whole or in part, at such time by means of a cashless exercise in which the Holder shall be entitled to receive upon such exercise the "Net Number" of Shares determined according to the following formula (a "Cashless Exercise"):

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Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of Shares with respect to which this Warrant is then being exercised.

B = the Current Market Price of the Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice.

C = the applicable Exercise Price then in effect for the applicable Warrants on the date of the applicable Exercise Notice.

For purposes of Rule 144(d) promulgated under the 1933 Act, the Corporation hereby acknowledges and agrees that the Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued. The Company agrees not to take any position contrary to this Section 4(b).

5.
Register of Warrantholders. The Corporation shall cause a register (the "Register") to be kept in which shall be entered the names and addresses of all holders of the Warrants and the number of Warrants held by each of them. The Corporation may treat the registered holder of any certificate representing Warrants as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

6.
Partial Exercise. The Holder may subscribe for and purchase a number of Shares less than the full number of Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the applicable Expiry Time, the Holder shall be entitled to receive and the Corporation shall issue, without charge, a new Warrant certificate to the Holder in substantially the same form as this Warrant certificate with appropriate changes to reflect the unexercised balance of the Warrants.

7.
Delivery of Shares. As soon as practicable and, in any event, within three Business Days of receipt by the Corporation of this Warrant certificate in accordance with, and the documents and payment (if any) noted in Section 4, the Corporation will deliver a certificate(s) or a DRS statement(s) representing the Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any, or, if applicable upon the Holder's request, the Corporation shall credit such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC or CDS, as applicable, through its custodian system. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, fees, costs, and expenses (including, without limitation, fees and expenses of the Company's transfer agent) that may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. The Corporation's obligations to issue and deliver Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

8.
No Rights of Shareholders. Nothing contained in this Warrant certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

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9.
Adjustment of Subscription and Purchase Rights.

The applicable Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(a)
If and whenever at any time after the date hereof and prior to the applicable Expiry Time, the Corporation:

(i)
issues Shares or securities exchangeable for or convertible into Shares to all or substantially all the holders of the Shares as a stock dividend; or

(ii)
makes a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares; or

(iii)
subdivides its outstanding Shares into a greater number of shares; or

(iv)
consolidates its outstanding Shares into a smaller number of shares;

(any of such events being called a "Share Reorganization"), then the applicable Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Share Reorganization, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the applicable Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which is the number of Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date).

(b)
If and whenever at any time after the date hereof and prior to the applicable Expiry Time, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares, where:

(i)
the right to subscribe for or purchase Shares, or the right to exchange securities for or convert securities into Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 9 called the "Rights Period"), and

(ii)
the cost per Share during the Rights Period (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) (herein in this Section 9 called the "Per Share Cost") is less than 95% of the Current Market Price of the Shares on the record date,

(any of such events being called a "Rights Offering"), then the applicable Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the applicable Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)
the numerator of which is the aggregate of:

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(1)
the number of Shares outstanding as of the record date for the Rights Offering; and

(2)
a number determined by dividing the product of the Per Share Cost and:

(I)
where the event giving rise to the application of this subsection 9(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

(II)
where the event giving rise to the application of this subsection 9(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

(B)
the denominator of which is:

(1)
in the case described in subparagraph 9(b)(A)(2)(I), the number of Shares outstanding, or

(2)
in the case described in subparagraph 9(b)(A)(2)(II), the number of Shares that would be outstanding if all the Shares described in subparagraph 9(b)(A)(2)(II) had been issued,

as at the end of the Rights Period.

Any Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

If by the terms of the rights, options or warrants referred to in this Section 9, there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(I)
the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(II)
the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

To the extent that any adjustment in the applicable Exercise Price occurs pursuant to this Section 9 as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 9, the applicable Exercise Price will

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be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the applicable Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right. To the extent that such Rights Offering is not ultimately so made, the applicable Exercise Price shall be readjusted to the applicable Exercise Price which would then be in effect if such record date had not been fixed.

If the Holder has exercised this Warrant in accordance herewith during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor (the "Entitlement Period"), the Holder will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when (A) the applicable Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Shares received upon the exercise of this Warrant during such period, (B) the resulting product is divided by the applicable Exercise Price as adjusted for such Rights Offering pursuant to this subsection, and (C) the number of Shares acquired by the Holder during the Entitlement Period in accordance with the terms hereof is subtracted from the resulting divided product; provided that the provisions of Section 12 will be applicable to any fractional interest in a Share to which such Holder might otherwise be entitled. Such additional Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to such Holder within 10 Business Days following the end of the Rights Period.

(c)
If and whenever at any time after the date hereof and prior to the applicable Expiry Time, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all its Shares of:

(i)
shares of the Corporation of any class other than Shares;

(ii)
rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Corporation;

(iii)
evidence of indebtedness; or

(iv)
any property or other assets,

and if such issuance or distribution does not constitute (A) a Share Reorganization, (B) a Rights Offering, or (C) the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares, where:

(a)
the right to subscribe for or purchase Shares, or the right to exchange securities for or convert securities into Shares, expires not more than 45 days after the date of such issue, and

(b)
the cost per Share during the Rights Period, inclusive of the Per Share Cost, is 95% or more than the Current Market Price of the Shares on the record date,

(any of such non-excluded events being called a "Special Distribution"), the applicable Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a

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fraction:

(A)
the numerator of which is:

(1)
the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(2)
the aggregate fair market value (as determined by action by the directors of the Corporation, subject, however, to the prior written consent of the Exchange, where required) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(B)
the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not ultimately so made, the applicable Exercise Price shall be readjusted to the applicable Exercise Price which would then be in effect if such record date had not been fixed.

(d)
If and whenever at any time after the date hereof and prior to the applicable Expiry Time, there is a Share Reorganization, a Rights Offering, a Special Distribution, a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), the Holder, upon exercising this Warrant after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled upon exercise of this Warrant. If determined appropriate by action of the directors of the Corporation, acting reasonably, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 9 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant approved by the directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.

(e)
If at any time after the date hereof and prior to the applicable Expiry Time any adjustment in the applicable Exercise Price shall occur as a result of:

(i)
an event referred to in subsection 9(a);

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(ii)
the fixing by the Corporation of a record date for an event referred to in subsection 9(b); or

(iii)
the fixing by the Corporation of a record date for an event referred to in subsection 9(c) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Shares of (A) Equity Shares, or (B) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price on such record date or (C) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price on such record date, then the number of Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted by multiplying the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the applicable Exercise Price. To the extent any adjustment in subscription rights occurs pursuant to (i) this subsection 9(e) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in subsection 9(a) or (ii) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in subsection 9(b), the number of Shares purchasable upon exercise of this Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Shares which would be purchasable based upon the number of Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this subsection 9(e) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in subsection 9(c), the number of Shares purchasable upon exercise of this Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this subsection 9(e) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection 9(e) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

10.
Rules Regarding Calculation of Adjustment of Exercise Price.

(a)
The adjustments provided for in Section 9 are cumulative and will, in the case of adjustments to the applicable Exercise Price, be computed to the nearest one-hundredth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 10.

(b)
No adjustment in the applicable Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing applicable Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)
No adjustment in the applicable Exercise Price will be made in respect of any event described in Section 9, other than the events referred to in clauses 9(a)(iii) and 9(a)(iv), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

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(d)
No adjustment in the applicable Exercise Price will be made under Section 9 in respect of the issue from time to time of Shares issuable from time to time as dividends paid in the ordinary course to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Share Reorganization.

(e)
If at any time a dispute arises with respect to adjustments provided for in Section 9, such dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Corporation (who may be the auditors of the Corporation) and acceptable to the Holder, and any such determination, where required, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation and fees payable to such accountants or auditors will be paid by the Corporation.

(f)
In case the Corporation after the date of issuance of this Warrant takes any action affecting the Shares, other than action described in Section 9, which in the opinion of the board of directors of the Corporation, acting reasonably, would materially affect the rights of the Holder, the applicable Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval and the approval of the Holder. Failure of the taking of action by the directors of the Corporation, acting reasonably, so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(g)
If the Corporation sets a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the applicable Exercise Price will be required by reason of the setting of such record date.

(h)
In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(i)
As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the applicable Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)
The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 9, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting applicable Exercise Price, and, if reasonably required by the Holder, such notice and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Corporation (who may be the auditors of the Corporation) and acceptable to the Holder, acting reasonably.

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(k)
The Corporation covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in subsections 9(a), (b) or (c) (other than the subdivision or consolidation of the Shares) which may give rise to an adjustment in the applicable Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date or the effective date for such event; provided that the Corporation is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than seven days prior to each such applicable record date or effective date.

11.
Successor Corporation.

(a)
In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation and/or its securities exchanged for the securities of another corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise (a "Sale Transaction"), the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise (if not the Corporation), shall expressly assume the due and punctual performance and observance of this Warrant certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant certificate. Following the completion of the Sale Transaction, this Warrant certificate shall be deemed to be amended by: (i) replacing the references to "Gage Growth Corp" with the name of the successor corporation; and (ii) replacing the references to "subordinate voting shares" with the name of the securities in the capital of the successor corporation that are exchanged for the Shares in connection with the Sale Transaction.

(b)
Whenever the conditions of Section 11(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

12.
No Fractional Shares. Upon the exercise of the Warrants evidenced hereby, the Corporation shall not be required to issue an aggregate number of Shares that results in any fractional Shares being issued and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

13.
Legending of Shares. The Warrants have been, and the Shares will be, issued pursuant to an exemption from the registration and prospectus requirements of applicable securities law. To the extent that the Corporation relies on such exemption, the Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

The Holder hereby agrees and consents by acceptance hereof that the certificate or certificates representing the Shares shall be impressed with a legend substantially in the following form:

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UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JULY 2, 2021; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

The Warrants and the Shares issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States. Accordingly, the Warrants and the Shares issuable upon exercise hereof may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the 1933 Act and the applicable securities laws of all applicable states or available exemption therefrom. The Warrants may not be exercised by or on behalf of a U.S. person or person in the United States unless the Warrants and the Shares issuable upon exercise of the Warrants have been registered under the 1933 Act and the applicable securities legislation of any such state or an exemption from such registration requirements is available. "United States" and "U.S. person" are as defined by Regulation S under the 1933 Act. The Holder hereby agrees and consents by acceptance hereof that all certificates representing Shares acquired upon exercise of the Warrants by, or for the account or benefit of, U.S. persons or persons in the United States shall have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF GAGE GROWTH CORP. (THE "CORPORATION"), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (I) RULE

144 THEREUNDER, IF AVAILABLE, OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR

(D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C)(I) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

provided, that if the Shares are being sold under clause (B) above, the legend set forth above may be removed by providing a declaration to the Corporation and its registrar and transfer agent in the form attached hereto as Schedule "C" or such other evidence of exemption as the Corporation or its registrar and transfer agent may from time to time prescribe (which may include an opinion satisfactory to the Corporation and its registrar and transfer agent), to the effect that the sale of the Shares is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Shares are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation's registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

14.
Change; Waiver. Subject to the approval of the Exchange (if required), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

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15.
No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

16.
Covenants.

(a)
The Corporation covenants and agrees that (i) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Shares available for purchase and issuance under such outstanding Warrants, and (ii) all Shares which shall be issued upon the due exercise of the right to purchase provided for herein, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non- assessable Shares in the capital of the Corporation and free of all liens, charges and encumbrances and the Holder shall not be liable to the Corporation or to its creditors in respect thereof; and

(b)
The Corporation shall use commercially reasonable efforts to preserve and maintain its corporate existence.

17.
Representations and Warranties.

(a)
The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant certificate and the Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

(b)
The undersigned is acquiring the Warrants directly from the Corporation solely for its own account and is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the 1933 Act) on the date hereof.

18.
Lost Certificate. If this Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

19.
General.

(a)
The headings in this Warrant certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)
Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)
This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)
Time shall be of the essence of this Warrant certificate.

(e)
This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference

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to its principles governing the choice or conflict of laws. The Corporation and the Holder hereby irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any dispute related to or arising from this Warrant certificate.

(f)
Unless otherwise specified, all references herein to monetary amounts are references to

U.S. Dollars.

(g)
If any one or more of the provisions or parts thereof contained in this Warrant certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(i)
the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(ii)
the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant certificate in any other jurisdiction.

(h)
In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

(i)
All notices or other communications to be given to the Holder by the Corporation under this Warrant certificate shall be delivered by hand, courier, ordinary prepaid mail, or electronic mail (with a hard copy separately sent); and, if delivered by hand, shall be deemed to have been given on the delivery date, or, if such day is not a Business Day, on the first Business Day following the date of delivery, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a Business Day, if such day is not a Business Day, on the first Business Day following the date of transmission. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of the mail.

Notices to the Holder shall be addressed to the address of the Holder set out in the Register.

Notices to the Corporation shall be addressed to:

Gage Growth Corp.

77 King Street West, Suite 400 Toronto, Ontario M5K 0A1

Attention: Fabian Monaco

Email: fabianm@gageusa.com

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant certificate.

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[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer on the date hereof.

GAGE GROWTH CORP.

By: _ Name:

Title: Authorized Signatory

_______________________

By: _ Name:

Title: Authorized Signatory

Warrant Certificate Signature Page

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer on the date hereof.

GAGE GROWTH CORP.

By: Name:

Title: Authorized Signatory

_____________________

By: Name:

Title: Authorized Signatory

.

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Warrant Certificate Signature Page

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SCHEDULE "A" WARRANT SCHEDULE

Vesting Date	Date	Number of Warrants Vesting	Aggregate Number of Warrants	Current Market Price	Exercise Price	Expiry Date

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A - 1

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SCHEDULE "B"

WARRANT CERTIFICATE SUBSCRIPTION FORM

Gage Growth Corp.

77 King Street West, Suite 400 Toronto, Ontario M5K 0A1

Dear Sirs/Mesdames:

The undersigned hereby exercises the right to purchase and hereby subscribes for subordinate voting shares (the "Shares") of Gage Growth Corp. (the "Corporation") referred to in the Warrant certificate attached hereto according to the conditions thereof, and herewith makes payment of the purchase price in full for the Shares.

In connection with the exercise of the Warrant certificate, the undersigned represents as follows: (please check the ONE box applicable):

1.
The undersigned (a) at the time of exercise is not a U.S. person; (b) at the time of exercise is not within the United States; (c) is not exercising any of the Warrants represented by this Warrant certificate for the account or benefit of any U.S. person or person within the United States; and (d) did not execute or deliver this Subscription Form in the United States.

2.
The undersigned (a) purchased the Warrants directly from the Corporation; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any, (c) each of it and any beneficial purchaser was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an "accredited investor" (as defined in Rule 501(a) of Regulation D under the 1933 Act) and (d) the representations, warranties and covenants set forth in this Warrant certificate continue to be true and correct.

3.
The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

"1933 Act" means the United States Securities Act of 1933, as amended. "U.S. person" and "United States" are as defined by Regulation S under the 1933 Act.

Form of Exercise Price. The Holder intends that payment of the aggregate Exercise Price shall be made as:

a "Cash Exercise" with respect to Warrants with an Exercise Price of $ [and Warrants with an Exercise Price of $ ]; and/or a "Cashless Exercise" with respect to Warrants with an Exercise Price of $ [and Warrants with an Exercise Price of $ ], resulting in a delivery obligation of the Company to the Holder of Shares representing the applicable, aggregate Net Number.

In the event that the Holder has elected a Cash Exercise with respect to some or all of the Shares to be issued pursuant hereto, the Holder shall pay the aggregate Exercise Price in the sum of US$ to the Corporation in accordance with the terms of the Warrant certificate.

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Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 2 or Box 3 above is checked and the requirements in connection therewith have been satisfied.

Certificates representing Shares issued upon exercise of Warrants pursuant to Box 2 or Box 3 above will bear a U.S. restrictive legend.

If any Shares represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Share certificate(s).

Please issue and deliver a certificate for the Shares being purchased as follows:

NAME:

(please print)

ADDRESS:

DELIVERY

INSTRUCTIONS:

1.
The registered holder of a Warrant may exercise its right to acquire Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the exercise price for the Shares as provided for in the Warrant certificate. Certificates representing the Shares to be acquired on exercise will be sent via trackable courier to the address(es) above within five (5) Business Days after the receipt of all required documentation, subject to the terms of the Warrant certificate.

2.
If this Subscription Form indicates that the Shares are to be issued to a person or persons other than the registered holder of the Warrants to be converted: (a) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust corporation or an investment dealer who is a member of a recognized stock exchange; and (b) the registered holder must pay to the Corporation all applicable taxes and other duties.

3.
If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.

[Signature Page Follows]

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DATED this day of , .

) Signature of registered holder or Signatory

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Signature of Witness

[Please Note Instruction 2]

Print name of Witness

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) thereof

))

) If applicable, print Name and Office of

)) Signatory

)

) Print Name of registered holder as on

)) certificate

)

)) Street Address

)

City, Province/State and Postal/ZIP Code

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SCHEDULE "C"

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To: Gage Growth Corp. (the "Corporation").

The undersigned (a) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"); and (b) certifies that (i) the undersigned is not an "affiliate" of the Corporation (as that term is defined in Rule 405 under the 1933 Act); (ii) the offer of such securities was not made to a person in the United States and either: (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States; or (B) the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(iii) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (iv) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act); (v) the seller does not intend to replace such securities with fungible unrestricted securities of the Corporation; and (vi) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

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Date

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X Authorized signatory (if Holder is not an individual)

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X

Name of authorized signatory (please print)

Signature of individual (if Holder is an

individual) Official capacity of authorized signatory (please print)

Name of Holder (please print)

C - 1

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